Exhibit 3.25

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/19/2000 001309629—3225681

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

ERIE ACQUISITION CORP.

The undersigned, Robert W. Webb, Secretary of ERIE ACQUISITION CORP., does hereby certify as follows:

FIRST: That the name of the Corporation is ERIE ACQUISITION CORP.;

SECOND: That the Certificate of Incorporation was filed in the Office of the Secretary of State of Delaware on the 9th day of May, 2000.

THIRD: That the Certificate of Incorporation of said Corporation has been amended as follows:

      ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read as follows: “FIRST: The name of the corporation is:

BRIDPORT ERIE AVIATION, INC.”

FOURTH: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the Secretary herein above named, for the purpose of amending the Certificate of Incorporation of the Corporation, pursuant to the General Corporation Law of the State of Delaware, does hereby certify the adoption of the amendment, declaring that the facts herein stated are true, and accordingly has hereunto signed this Certificate this 19th day of June, 2000.

/s/ Robert W. Webb
Robert W. Webb, Secretary